UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 9, 2011
Plains All American Pipeline, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-14569	76-0582150
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

333 Clay Street, Suite 1600
Houston, Texas		77002
(Address of principal		(Zip Code)
executive offices)
Registrant’s telephone number, including area code: (713) 646-4100
(Former name or former address, if changed since last report): Not applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement.
     On November 9, 2011, Plains All American Pipeline, L.P. (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, UBS Securities LLC and Raymond James & Associates, Inc., as representatives of the several underwriters named therein (the “Underwriters”), that provides for the issuance and sale by the Partnership, and purchase by the Underwriters, of 6,000,000 common units representing limited partner interests in the Partnership (the “Common Units”). The Underwriters were also granted an option for a period of 30 days to purchase up to an additional 900,000 common units to cover over-allotments. The material terms of the offering of the Common Units are described in the prospectus supplement, dated November 9, 2011, as filed by the Partnership with the Securities and Exchange Commission (the “Commission”). The offer and sale of the Common Units was registered with the Commission pursuant to an automatic shelf registration statement on Form S-3 (Registration No. 333-162475) filed by the Partnership on October 14, 2009. Closing with respect to the Common Units is expected to occur on November 15, 2011, subject to the satisfaction of customary closing conditions.
     The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership and certain affiliates, and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions. Furthermore, the Partnership, its general partner, certain officers and directors and its general partner and certain of their affiliates have agreed with the Underwriters not to offer or sell any common units (or securities convertible into or exchangeable for common units), subject to customary exceptions, for a period of 45 days after the date of the Underwriting Agreement without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated.
     Each of the Underwriters or their respective affiliates have performed investment and commercial banking and advisory services for the Partnership and its affiliates from time to time for which they have received customary fees and expenses. The Underwriters and their affiliates may, from time to time, engage in transactions with and perform services for the Partnership in the ordinary course of their business. Affiliates of certain of the Underwriters are lenders under the Partnership’s credit facilities and accordingly may receive a portion of the proceeds from the offering pursuant to any repayment of borrowings under such facilities.
     The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated herein by reference. Legal opinions relating to the offering of the Common Units are attached hereto as Exhibits 5.1 and 8.1.
ITEM 7.01. Regulation FD Disclosure.
     On November 9, 2011, the Partnership issued a press release announcing that it had priced the offering described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto.
     In accordance with General Instruction B.2 of Form 8-K, the disclosure in this Item 7.01 and Exhibit 99.1 are deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and Exhibit 99.1 be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended.
ITEM 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description
1.1	Underwriting Agreement, dated November 9, 2011, by and among Plains All American Pipeline, L.P. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, UBS Securities LLC and Raymond James & Associates, Inc., as representatives of the several underwriters named therein.

Exhibit
Number	Description
5.1	Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P. as to certain tax matters.

99.1	Press Release dated November 9, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.
By:	PAA GP LLC, its general partner

By:	PLAINS AAP, L.P., its sole member

By:	PLAINS ALL AMERICAN GP LLC,
its general partner

By:	/s/ Tim Moore
	Name:	Tim Moore
	Title:	Vice President

Date: November 14, 2011

EXHIBIT INDEX

Exhibit
Number	Description
1.1	Underwriting Agreement, dated November 9, 2011, by and among Plains All American Pipeline, L.P. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, UBS Securities LLC and Raymond James & Associates, Inc., as representatives of the several underwriters named therein.

5.1	Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P. as to certain tax matters.

99.1	Press Release dated November 9, 2011.